Exhibit 99.2

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Director,
Investor Relations
(515) 362-3693

AmerUs Group Reports Third Quarter
Net Income of $40.8 million

     DES MOINES, Iowa (November 4, 2003)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported third quarter 2003 net income of $40.8 million, or $1.03 per diluted share, a significant increase over last year’s reported results of $26.5 million, or $0.66 per diluted share. Net income for the first nine months of 2003 was $120.3 million, or $3.05 per diluted share, compared with $55.7 million, or $1.36 per diluted share reported a year ago.

     Adjusted net operating income for the third quarter of 2003 was $37.2 million, or $0.94 per diluted share, compared with $36.3 million, or $0.91 per diluted share a year ago.(1) Year-to-date adjusted net operating income was $110.4 million, or $2.80 per diluted share compared to $108.5 million or $2.66 per diluted share. Commenting on the company’s results, chairman, president and chief executive officer Roger K. Brooks said, “Our strong fundamentals, combined with the continued improvement in market conditions, have produced substantially improved net income results. We continue to make progress in two important areas: improving our unit costs and our movement to higher margin products.”

Accumulation Product Results and Sales (2)

     Pre-tax operating income for the accumulation segment increased nine percent to $35.2 million during the third quarter of 2003 compared to $32.3 million a year ago. The higher margins on equity-indexed annuities and additional income from funding agreements increased accumulation segment earnings in the quarter. Year-to-date, pre-tax operating income increased 3.5 percent to $94.0 million compared to $90.8 million for the first nine months of 2002.

     Sales of fixed annuity products for the quarter increased five percent to $497 million, compared with $473 million in the third quarter of 2002. Year-to-date, fixed annuity sales were $1.4 billion compared to $1.3 billion during the first nine months of 2002. Equity index annuities, the company’s most profitable annuity product, comprised 79 percent and 74 percent of third quarter and year-to-date sales, respectively. Fixed annuity sales for 2003 are expected to be $1.7 billion.

Protection Product Results and Sales2

     Pre-tax operating income for the protection segment was $28.6 million compared to $30.1 million during the third quarter of 2002. Lower net investment income and the cost of a new reinsurance agreement contributed to the decline in the third quarter. Year-to-date, pre-tax operating income was $95.5 million compared to $95.4 million for the first nine months of 2002.

     Third quarter fixed life sales were $26.6 million, compared to $28.3 million in the third quarter of 2002. Year-to-date, fixed life sales were $88.6 million, compared to $96.1 million in the first nine months of 2002. Equity-index life sales, AmerUs Group’s most profitable protection product, amounted to 41 percent of total sales, or $36.7 million through

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the first nine months of 2003. Fixed life sales for 2003 are expected to be slightly lower than last year’s record-breaking results.

Net Investment Income

     Net investment income was $244 million in the third quarter of 2003 compared to $257 million in the third quarter of 2002. The decrease was a result of the low interest rate environment as well as increased prepayments of mortgage-backed securities during the third quarter. The portfolio yield during the third quarter of 2003 was 5.63 percent, compared to 6.48 percent in the third quarter of 2002. Year-to-date portfolio yields were 5.88 percent, compared to 6.44 percent in the first nine months of 2002.

Earnings Guidance(3)

     The company reaffirmed its 2003 adjusted net operating income guidance of $3.70-$3.80 per diluted share. “Higher new money rates, strong business fundamentals and increased operating efficiencies will allow us to achieve our earnings target for the year,” said Brooks.

Conference Call, Audio Replay and Additional Financial Information

     Interested parties may listen to a conference call with AmerUs Group’s management discussing third quarter 2003 results by calling (toll free) 888-820-4341 (international 706-679-8569) at 11 a.m. EST on Wednesday, November 5, 2003. An audio replay of AmerUs Group’s call will be available at 2 p.m. EST, November 5, 2003, through November 12, 2003. The replay can be accessed by dialing 800-642-1687 (international: 706-645-9291), Conference ID 3161910.

     Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be

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found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department at (515) 362-3695.

Caution Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, and Indianapolis Life Insurance Company.

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     As of September 30, 2003, AmerUs Group’s total assets were $21.8 billion and shareholders’ equity totaled $1.4 billion, including accumulated other comprehensive income.

(1) The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating earnings, as presented in this press release, excludes the following items on an after-tax basis from net income: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, restructuring costs, non-recurring reinsurance adjustments and the impact of SFAS 133. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a comparable basis to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

(2) Sales for an insurance company are a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

(3) Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

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AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized gains and losses, deferred policy acquisition costs associated with the open block realized gains and losses, non-insurance operations, restructuring costs, reinsurance adjustments and the impact of SFAS 133. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002

Net Income	$40,835	$26,490	$120,340	$55,667
Realized (gains) losses on open block investments (A)	(3,805)	6,825	(19,721)	36,400
Net amortization of DAC and VOBA due to open block gains or losses (B)	90	(1,709)	6,488	(6,875)
Net effect of accounting differences from SFAS 133 (C)	(313)	3,284	(3,388)	17,407
Demutualization costs (D)	—	722	—	1,186
Restructuring costs (E)	989	1,590	11,222	6,644
Other income from non-insurance operations (F)	(601)	(949)	(1,997)	(1,945)
Non-recurring reinsurance adjustments (G)	—	—	(2,505)	—

Adjusted Net Operating Income	$37,195	$36,253	$110,439	$108,484

Adjusted Net Operating Income per common share:
Basic	$0.95	$0.92	$2.82	$2.69

Diluted	$0.94	$0.91	$2.80	$2.66

Weighted average common shares outstanding:
Basic	39,208,151	39,497,355	39,144,872	40,327,236

Diluted	39,650,473	39,835,426	39,453,126	40,812,121

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized gains or losses on investments. Open block realized gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends.

(B)	Represents amortization of deferred acquisition costs (DAC) and value of business acquired (VOBA) on the open block realized gains and losses that are included in our product margins.

(C)	Represents the net effect of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” related accounting entries. The accounting entries consist of cash flow hedge amortization, market value adjustments on trading securities, derivatives, equity-indexed contracts, and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D)	Represents costs directly related to our demutualizations. The costs consist primarily of legal, actuarial and consulting expenses.

(E)	Represents costs of restructuring our operations to eliminate duplicative functions and to merge IL Annuity and Insurance Company (ILA) into Indianapolis Life Insurance Company (ILIC). The costs consist primarily of relocation of employees, severance and termination benefits, impairment loss on the ILIC office building of $5.0 million in the second quarter of 2003, systems conversion, and merger related expenses.

(F)	Represents the net income from our residential financing and property operations which is not part of our insurance operations.

(G)	Represents adjustments for the release of a $5.3 million liability in conjunction with the settlement and amendment of a reinsurance arrangement and a $2.8 million true-up of pre-2003 reinsurance settlements under a reinsurance arrangement between the ILIC open block and closed block. As these items are not of a continuing nature, they are excluded from adjusted net operating income.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues:
Insurance premiums	$64,355	$80,926	$225,597	$263,262
Product charges	40,634	37,054	136,168	111,110
Net investment income	244,278	256,732	751,098	748,399
Realized gains (losses) on investments	9,770	(11,632)	41,566	(58,019)
Unrealized gains (losses) on investments	(1,228)	(10,319)	33,799	(64,555)
Other income	17,757	20,634	53,073	53,568

	375,566	373,395	1,241,301	1,053,765

Benefits and expenses:
Policyowner benefits	195,020	225,201	673,145	643,648
Underwriting, acquisition and other expenses	40,734	38,485	114,533	122,276
Demutualization costs	—	722	—	1,186
Restructuring costs	1,551	2,569	17,415	10,780
Amortization of deferred policy acquisition costs and value of business acquired	47,780	35,289	147,755	103,452
Dividends to policyowners	22,016	24,377	86,330	72,000

	307,101	326,643	1,039,178	953,342

Income before interest and income tax expense	68,465	46,752	202,123	100,423
Interest expense	7,864	6,414	22,238	18,778

Income before income tax expense	60,601	40,338	179,885	81,645
Income tax expense	19,766	13,848	59,545	25,978

Net income	$40,835	$26,490	$120,340	$55,667

Net income per common share:
Basic	$1.04	$0.67	$3.07	$1.38

Diluted	$1.03	$0.66	$3.05	$1.36

Weighted average common shares outstanding:
Basic	39,208,151	39,497,355	39,144,872	40,327,236

Diluted	39,650,473	39,835,426	39,453,126	40,812,121

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30,	December 31,
	2003	2002

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$14,218,810	$13,328,902
Equity securities	71,475	63,345
Short-term investments	23,308	32,318
Securities held for trading purposes:
Fixed maturity securities	1,840,758	1,843,868
Equity securities	537	—
Mortgage loans	939,975	883,034
Real estate	33	476
Policy loans	491,512	496,753
Other investments	389,756	283,794

Total investments	17,976,164	16,932,490
Cash and cash equivalents	681,607	102,612
Accrued investment income	198,515	185,660
Premiums, fees and other receivables	40,886	13,082
Reinsurance receivables	663,020	865,930
Deferred policy acquisition costs	1,001,877	884,239
Value of business acquired	428,459	454,159
Goodwill	224,075	218,995
Property and equipment	49,016	74,188
Other assets	332,818	326,397
Separate account assets	243,464	235,913

Total assets	$21,839,901	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30,	December 31,
	2003	2002

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$16,723,784	$16,244,016
Policyowner funds	1,537,345	1,335,144

	18,261,129	17,579,160
Accrued expenses and other liabilities	869,770	283,836
Dividends payable to policyowners	353,828	303,062
Policy and contract claims	32,731	39,569
Income taxes payable	54,813	61,325
Deferred income taxes	59,712	16,499
Notes payable	552,670	511,353
Separate account liabilities	243,464	235,913

Total liabilities	20,428,117	19,030,717
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,816,580 shares issued and 39,171,878 shares outstanding in 2003; 43,656,280 shares issued and 39,011,578 shares outstanding in 2002	43,817	43,656
Additional paid-in capital	1,183,541	1,179,646
Accumulated other comprehensive income	114,197	88,522
Unearned compensation	(1,730)	(458)
Unallocated ESOP shares	(1,406)	(1,443)
Retained earnings	229,857	109,517
Treasury stock, at cost (4,644,702 shares in 2003 and 2002)	(156,492)	(156,492)

Total stockholders’ equity	1,411,784	1,262,948

Total liabilities and stockholders’ equity	$21,839,901	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Nine Months Ended September 30, 2003 and the Year Ended December 31, 2002
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders’
	Common Stock	Capital	Income	Compensation	Shares	Earnings	Stock	Equity

Balance at December 31, 2001	$43,506	$1,177,688	$12,669	$(727)	$(224)	$62,187	$(56,582)	$1,238,517
2002:
Net income	—	—	—	—	—	62,866	—	62,866
Net unrealized gain on securities	—	—	73,646	—	—	—	—	73,646
Net unrealized gain on derivatives designated as cash flow hedges	—	—	3,434	—	—	—	—	3,434
Stock issued under various incentive plans, net of forfeitures	150	5,730	—	269	—	—	1	6,150
Stock issued under exercise of warrants	—	(3,802)	—	—	—	—	12,205	8,403
Purchase of treasury stock and ESOP shares	—	—	—	—	(2,522)	—	(112,116)	(114,638)
Dividends declared on common stock	—	—	—	—	—	(15,536)	—	(15,536)
Allocation of shares in leveraged ESOP	—	30	—	—	1,303	—	—	1,333
Minimum pension liability adjustment	—	—	(1,227)	—	—	—	—	(1,227)

Balance at December 31, 2002	43,656	1,179,646	88,522	(458)	(1,443)	109,517	(156,492)	1,262,948
2003:
Net income	—	—	—	—	—	120,340	—	120,340
Net unrealized gain (loss) on securities	—	—	23,510	—	—	—	—	23,510
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	2,165	—	—	—	—	2,165
Stock issued under various incentive plans, net of forfeitures	161	11,162	—	(1,272)	—	—	—	10,051
PRIDES purchase contract adjustments and allocated fees and expenses	—	(7,267)	—	—	—	—	—	(7,267)
Allocation of shares in leveraged ESOP	—	—	—	—	37	—	—	37

Balance at September 30, 2003	$43,817	$1,183,541	$114,197	$(1,730)	$(1,406)	$229,857	$(156,492)	$1,411,784